Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of Vangent, Inc. of our report dated March 20, 2007 relating to the financial statements of Pearson Government Solutions Business (a managed group of entities under Pearson plc, and predecessor to Vangent, Inc.), which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Selected Historical Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, VA

October 16, 2007